Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners Reports Fourth Quarter 2021 Results; Provides 2022 Outlook
AUSTIN, Texas, February 15, 2022 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the fourth quarter 2021.
Fourth Quarter 2021 Highlights
•Total revenues were $159.9 million for the fourth quarter 2021, compared to $158.4 million for the fourth quarter 2020.
•Net income was $3.1 million for the fourth quarter 2021, compared to a net loss of $1.5 million for the fourth quarter 2020.
•Net cash provided by operating activities was $81.1 million for the fourth quarter 2021, compared to $97.5 million for the fourth quarter 2020.
•Adjusted EBITDA was $99.2 million for the fourth quarter 2021, compared to $98.3 million for the fourth quarter 2020.
•Distributable Cash Flow was $52.0 million for the fourth quarter 2021, compared to $50.5 million for the fourth quarter 2020.
•Announced cash distribution of $0.525 per common unit for the fourth quarter 2021, consistent with the fourth quarter 2020.
•Distributable Cash Flow Coverage was 1.02x for the fourth quarter 2021, compared to 0.99x for the fourth quarter 2020.
“The fourth quarter of 2021 wrapped up a year in which USA Compression maintained the stable cash flows and attractive operating margins for which our large horsepower fleet has become known,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “While the domestic economy found strength as the year progressed, the broader energy industry continued to deal with political and regulatory uncertainty and a general moderation of activity levels by participants across the sector. However, the need for energy, especially natural gas, not only stabilized, but strengthened, and USA Compression was able to successfully operate through the uncertainty and position itself for 2022.”
“We saw signs of increased demand from our customers, including increased quoting for compression services as well as more frequent discussions regarding projects in 2022. During the fourth quarter, we increased our revenue generating horsepower by approximately 45,000 horsepower. At the same time, we have increased our service rates where applicable and plan to continue this effort during 2022. These efforts helped maintain both Adjusted gross margin and Adjusted EBITDA percentages at consistent levels.”
“In terms of capital spending, we concluded the year with expansion capital expenditures of approximately $40 million, in line with our guidance at the beginning of 2021. For 2022, we expect to spend approximately $115 million in expansion capital, which reflects a modest amount of new build units for new compressor stations with the balance earmarked for reconfiguration and make-ready activities to return idle equipment to active status throughout the year.”
“Overall, we expect 2022 to see increased activity on the part of our customers, based on budget increases throughout the industry. Drilling rigs and capital directed at crude oil continue to pick up, taking advantage of strong prices, which in turn is having a positive effect on associated gas production. And as we’ve witnessed lately on both a domestic and global stage, natural gas continues to play a critical role as a long-term, abundant fuel, and we expect the United States to play an important role in supplying natural gas to the world. And with it, we expect demand for our compression services to continue.”
Expansion capital expenditures were $14.3 million, maintenance capital expenditures were $4.7 million and cash interest expense, net was $30.1 million for the fourth quarter 2021.
On January 13, 2022, the Partnership announced a fourth quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 4, 2022 to common unitholders of record as of the close of business on January 24, 2022.

Operational and Financial Data

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Operational data:
Fleet horsepower (at period end) (1)	3,689,018	3,687,601	3,726,181	3,689,018	3,726,181
Revenue generating horsepower (at period end) (2)	2,964,206	2,919,362	2,997,262	2,964,206	2,997,262
Average revenue generating horsepower (3)	2,950,623	2,914,100	3,004,069	2,951,013	3,139,732
Revenue generating compression units (at period end)	3,942	3,928	3,968	3,942	3,968
Horsepower utilization (at period end) (4)	82.7%	83.0%	82.8%	82.7%	82.8%
Average horsepower utilization (for the period) (4)	82.9%	82.3%	83.0%	82.7%	86.8%

Financial data ($ in thousands, except per horsepower data):
Revenue	$159,943	$158,627	$158,367	$632,645	$667,683
Average revenue per revenue generating horsepower per month (5)	$16.62	$16.62	$16.55	$16.60	$16.71
Net income (loss) (6)	$3,105	$4,115	$(1,474)	$10,279	$(594,732)
Operating income (loss) (6)	$36,336	$36,631	$31,193	$140,872	$(464,852)
Net cash provided by operating activities	$81,057	$45,297	$97,547	$265,425	$293,198
Gross margin	$49,698	$50,203	$48,480	$199,487	$222,776
Adjusted gross margin (7)	$108,945	$109,468	$108,276	$438,256	$461,744
Adjusted gross margin percentage	68.1%	69.0%	68.4%	69.3%	69.2%
Adjusted EBITDA (7)	$99,205	$99,634	$98,293	$398,380	$413,898
Adjusted EBITDA percentage	62.0%	62.8%	62.1%	63.0%	62.0%
Distributable Cash Flow (7)	$52,039	$51,973	$50,467	$209,128	$220,766
________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership (and excludes units on order). As of December 31, 2021, the Partnership had 25,000 large horsepower on order for delivery during 2022. Subsequent to December 31, 2021, the Partnership ordered an additional 50,000 large horsepower for delivery during 2022.
(2)Revenue generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.4%, 79.2% and 80.4% at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.0%, 79.0% and 80.6% for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively. Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 79.8% and 84.5% for the years ended December 31, 2021 and 2020, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(6)The Partnership’s net loss and operating loss for the year ended December 31, 2020 included a $619.4 million impairment charge due to the asset carrying amount exceeding fair value as of March 31, 2020. The impairment charge did not impact the Partnership’s cash flows, liquidity position or compliance with debt covenants.
(7)Adjusted gross margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Liquidity and Long-Term Debt
As of December 31, 2021, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2021, the Partnership had outstanding borrowings under the revolving credit facility of $516.3 million, $1.1 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $261.9 million. As of December 31, 2021, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.
Full-Year 2022 Outlook
USA Compression is providing its full-year 2022 guidance as follows:
•Net income range of $33.0 million to $53.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $406.0 million to $426.0 million; and
•Distributable Cash Flow range of $213.0 million to $233.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth quarter 2021 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:	Dial 888-394-8218 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call. Investors outside the U.S. and Canada should dial 323-701-0225. The conference ID for both is 9375377.

A replay of the call will be available through February 25, 2022. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 9375377.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that Adjusted gross margin is useful as a supplemental measure to investors of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, Adjusted gross margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes that it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense (benefit), severance charges, certain transaction expenses, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2022 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income (loss) and net cash provided by operating activities, and net income (loss) and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2022 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, actions taken by governmental authorities and other third parties in response to such events and the resulting disruption in the oil and gas industry and impact on demand for oil and gas;
•changes in general economic conditions, including inflation, and changes in economic conditions of the crude oil and natural gas industries;
•competitive conditions in the Partnership’s industry, including competition for employees in a tight labor market;
•renegotiation of material terms of customer contracts;
•actions taken by the Partnership’s customers, competitors and third-party operators;
•changes in the availability and cost of capital, including changes to interest rates;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related impacts, casualty losses and other matters beyond the Partnership’s control;
•operational challenges relating to COVID-19 and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of the Partnership’s employees, remote work arrangements, performance of contracts and supply chain disruptions;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to customers;
•the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;
•information technology risks including the risk from cyberattacks;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•the Partnership’s ability to realize the anticipated benefits of acquisitions; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues:
Contract operations	$153,503	$151,622	$151,775	$609,450	$644,194
Parts and service	3,250	4,122	3,347	11,228	11,117
Related party	3,190	2,883	3,245	11,967	12,372
Total revenues	159,943	158,627	158,367	632,645	667,683
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	50,998	49,159	50,091	194,389	205,939
Depreciation and amortization	59,247	59,265	59,796	238,769	238,968
Selling, general and administrative	13,470	13,524	14,565	56,082	59,981
Loss (gain) on disposition of assets	(276)	48	261	(2,588)	146
Impairment of compression equipment	168	—	2,461	5,121	8,090
Impairment of goodwill	—	—	—	—	619,411
Total costs and expenses	123,607	121,996	127,174	491,773	1,132,535
Operating income (loss)	36,336	36,631	31,193	140,872	(464,852)
Other income (expense):
Interest expense, net	(32,966)	(32,222)	(32,336)	(129,826)	(128,633)
Other	19	18	19	107	86
Total other expense	(32,947)	(32,204)	(32,317)	(129,719)	(128,547)
Net income (loss) before income tax expense	3,389	4,427	(1,124)	11,153	(593,399)
Income tax expense	284	312	350	874	1,333
Net income (loss)	3,105	4,115	(1,474)	10,279	(594,732)
Less: distributions on Preferred Units	(12,187)	(12,188)	(12,187)	(48,750)	(48,750)
Net loss attributable to common unitholders’ interests	$(9,082)	$(8,073)	$(13,661)	$(38,471)	$(643,482)

Weighted average common units outstanding – basic and diluted	97,151	97,085	96,936	97,068	96,816

Basic and diluted net loss per common unit	$(0.09)	$(0.08)	$(0.14)	$(0.40)	$(6.65)

Distributions declared per common unit	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2021
Selected Balance Sheet data:
Total assets	$2,767,979
Long-term debt, net	$1,973,234
Total partners’ capital	$101,108

Common units outstanding	97,344,707

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net cash provided by operating activities	$81,057	$45,297	$97,547	$265,425	$293,198
Net cash used in investing activities	(15,522)	(13,397)	(10,909)	(39,188)	(105,099)
Net cash used in financing activities	(65,785)	(31,652)	(86,638)	(226,239)	(188,107)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Total revenues	$159,943	$158,627	$158,367	$632,645	$667,683
Cost of operations, exclusive of depreciation and amortization	(50,998)	(49,159)	(50,091)	(194,389)	(205,939)
Depreciation and amortization	(59,247)	(59,265)	(59,796)	(238,769)	(238,968)
Gross margin	$49,698	$50,203	$48,480	$199,487	$222,776
Depreciation and amortization	59,247	59,265	59,796	238,769	238,968
Adjusted gross margin	$108,945	$109,468	$108,276	$438,256	$461,744

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss)	$3,105	$4,115	$(1,474)	$10,279	$(594,732)
Interest expense, net	32,966	32,222	32,336	129,826	128,633
Depreciation and amortization	59,247	59,265	59,796	238,769	238,968
Income tax expense	284	312	350	874	1,333
EBITDA	$95,602	$95,914	$91,008	$379,748	$(225,798)
Interest income on capital lease	—	—	67	48	383
Unit-based compensation expense (1)	3,599	3,482	4,329	15,523	8,400
Transaction expenses (2)	34	—	—	34	136
Severance charges	78	190	167	494	3,130
Loss (gain) on disposition of assets	(276)	48	261	(2,588)	146
Impairment of compression equipment (3)	168	—	2,461	5,121	8,090
Impairment of goodwill (4)	—	—	—	—	619,411
Adjusted EBITDA	$99,205	$99,634	$98,293	$398,380	$413,898
Interest expense, net	(32,966)	(32,222)	(32,336)	(129,826)	(128,633)
Non-cash interest expense	2,899	2,288	2,289	9,765	8,402
Income tax expense	(284)	(312)	(350)	(874)	(1,333)
Interest income on capital lease	—	—	(67)	(48)	(383)
Transaction expenses	(34)	—	—	(34)	(136)
Severance charges	(78)	(190)	(167)	(494)	(3,130)
Other	(241)	(1,118)	180	(2,742)	4,230
Changes in operating assets and liabilities	12,556	(22,783)	29,705	(8,702)	283
Net cash provided by operating activities	$81,057	$45,297	$97,547	$265,425	$293,198
________________________
(1)For the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, unit-based compensation expense included $1.0 million, $1.0 million and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the years ended December 31, 2021 and 2020, unit-based compensation expense included $4.2 million and $3.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $0.5 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense (benefit) for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME (LOSS) AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income (loss) and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2021		September 30, 2021		December 31, 2020		December 31, 2021		December 31, 2020
Net income (loss)	$3,105		$4,115		$(1,474)		$10,279		$(594,732)
Non-cash interest expense	2,899		2,288		2,289		9,765		8,402
Depreciation and amortization	59,247		59,265		59,796		238,769		238,968
Non-cash income tax expense (benefit)	59		32		180		(42)		530
Unit-based compensation expense (1)	3,599		3,482		4,329		15,523		8,400
Transaction expenses (2)	34		—		—		34		136
Severance charges	78		190		167		494		3,130
Loss (gain) on disposition of assets	(276)		48		261		(2,588)		146
Impairment of compression equipment (3)	168		—		2,461		5,121		8,090
Impairment of goodwill (4)	—		—		—		—		619,411
Distributions on Preferred Units	(12,187)		(12,188)		(12,187)		(48,750)		(48,750)
Proceeds from insurance recovery	—		—		—		—		336
Maintenance capital expenditures (5)	(4,687)		(5,259)		(5,355)		(19,477)		(23,301)
Distributable Cash Flow	$52,039		$51,973		$50,467		$209,128		$220,766
Maintenance capital expenditures	4,687		5,259		5,355		19,477		23,301
Transaction expenses	(34)		—		—		(34)		(136)
Severance charges	(78)		(190)		(167)		(494)		(3,130)
Distributions on Preferred Units	12,187		12,188		12,187		48,750		48,750
Other	(300)		(1,150)		—		(2,700)		3,364
Changes in operating assets and liabilities	12,556		(22,783)		29,705		(8,702)		283
Net cash provided by operating activities	$81,057		$45,297		$97,547		$265,425		$293,198

Distributable Cash Flow	$52,039		$51,973		$50,467		$209,128		$220,766

Distributions for Distributable Cash Flow Coverage Ratio (6)	$51,106		$50,975		$50,906		$203,978		$203,409

Distributable Cash Flow Coverage Ratio	1.02	x	1.02	x	0.99	x	1.03	x	1.09	x
________________________
(1)For the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, unit-based compensation expense included $1.0 million, $1.0 million and $0.7 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards. For the years ended December 31, 2021 and 2020, unit-based compensation expense included $4.2 million and $3.2 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.3 million and $0.5 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense (benefit) for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Represents non-cash charges due to the asset carrying amount exceeding fair value as of March 31, 2020.
(5)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(6)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2022 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$33.0 million to $53.0 million
Plus: Interest expense, net	129.0 million
Plus: Depreciation and amortization	229.0 million
Plus: Income tax expense	1.0 million
EBITDA	$392.0 million to $412.0 million
Plus: Unit-based compensation expense (1)	14.0 million
Adjusted EBITDA	$406.0 million to $426.0 million
Less: Cash interest expense	120.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	23.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$213.0 million to $233.0 million
________________________
(1)Unit-based compensation expense is based on the Partnership’s closing per unit price of $17.45 on December 31, 2021.